SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549
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                        FORM 8-K
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                     CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
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      Date of Report (Date of earliest event reported):
                    September 27, 2000
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                  THE AUXER GROUP, INC.
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   (Exact Name of Registrant as Specified in Its Charter)
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                        Delaware
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      (State or Other Jurisdiction of Incorporation)
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
            0-30440                                    22-3537927
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    (Commission File Number)                (IRS Employer Identification No.)
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12 Andrews Drive, West Paterson, New Jersey               07424
(Address of Principal Executive Offices)                (Zip Code)
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                     (973) 890-4925
   (Registrant's Telephone Number, Including Area Code)
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             (Former Name or Former Address,
              if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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Pursuant to an asset Purchase Agreement (the "Agreement")
effective September 27, 2000, Clifton Telecard, Inc. a
wholly owned subsidiary of The Auxer Group, Inc., a Delaware corporation (the "Company") purchased all of the assets as
listed on Schedule A of the Agreement and all of the
liabilities as listed on Schedule B of the Agreement of
Clifton Telecard Alliance, Inc. a New Jersey corporation
("Clifton").  (the "Acquisition").  The total purchase price paid for the assets was $700,000 payable as follows:
$500,000 upon the execution of the Agreement and payment of
the balance of $200,000 within one hundred and eighty (180)
days of closing.  In addition, the Company issued 2,000,000
($0.0001 par value per share) shares of its restricted
common stock to the shareholders of Clifton.  The Company
also provided Mustafa Qattous, the principal shareholder and
President of Clifton, an employment agreement with Clifton
Telecard, Inc. for a three year term at the same salary base that he had with Clifton.
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The primary purpose for the Agreement is for the purchase of the running of the time by the Company which will go through the Company's switches located in California and both
parties will undertake all steps to ensure that this part of the transaction is undertaken immediately after the Closing
Date of this Agreement.
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The Acquisition was approved by the unanimous consent of the
Board of Directors of the Company and Clifton on September
27, 2000.
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ITEM 7. FINANCIAL STATEMENTS
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No Financial Statements are filed herewith.  The Registrant shall file the required financial statements by amendment
hereto not later than 60 days after the date that this
Current Report on Form 8-K is filed.
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Index to Exhibits
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2.1     Contract for the Sale of Goods.
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                       SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly
authorized.
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                             The Auxer Group, Inc.,
                             a Delaware corporation
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                             By:/s/ Eugene Chiaramonte, Jr.
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                                    Eugene Chiaramonte, Jr.
                                    President
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DATED: October 11, 2000
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